Exhibit 99.1

PacificNet Reports Record Second Quarter Results

Q2 Revenues Increased 57% Year-Over-Year to $19.3 Million and Exceeded Previous Guidance; Net Income Increased 61% Year-Over-Year to $952,000, Resulting in Quarterly EPS of 9 Cents Per Basic Share

Company To Host Conference Call at 8 a.m. Eastern Time today to discuss results

BEIJING, CHINA, August 14, 2006 /Xinhua-PRNewswire/ -- PacificNet Inc. (Nasdaq: PACT), a leading provider of CRM and telemarketing services, call center, Interactive Voice Response (IVR) and Value-Added Services (VAS) in China, today reported unaudited results for the second quarter ended June 30, 2006.

Q2 2006 Highlights (in US dollars)

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Quarterly revenues of $19,330,000 represented an increase of 57% as compared to $12,280,000 from Q2 2005. This greatly exceeded the Company's revenue projection of between $15 and $16 million. Due to rising labor costs, management believes that Business Process Outsourcing (BPO) has become a firmly-entrenched trend in Hong Kong and the PRC. Demand for outsourcing services has been steadily increasing, especially in sectors such as banking, insurance and telecom, and such demand lead to continued growth in the first half of 2006.

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Quarterly gross profit was $4,923,000, an increase of 85% as compared to $2,667,000 from Q2 2005. Gross profit margin increased to 25% for Q2 2006 from 22% for Q2 2005. The significant increase in gross margin year-over-year came primarily from our facilities management and outbound services, and mobile phone sales. The improvement in gross margin the three month period compared to prior periods was primarily due to contributions from higher margin subsidiaries.

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Quarterly operating profit was $1,371,000, an increase of 15% as compared to $1,192,000 from Q2 2005. The slight increase of operating profit year-over-year was primarily due to the driven increasing capital expenditure resulting in greater amortization expenses. As the Company expanded its call centre sites in Hong Kong, amortization and depreciation expenses related to the new leasehold improvement, Furniture & Fixture, computer equipments and software incurred in the second quarter of 2006 rose also.

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Quarterly net income of $952,000, or EPS of 9 cents per basic share (8 cents per diluted share), represented an increase of 61% as compared to net income of $593,000, or 6 cents per basic share (6 cents per diluted share) in Q2 2005. Net profit margin increased to 4.9% for Q2 2006 from 4.8% for Q2 2005. Company’s Q2 net profit was partly offset by increased expenses of $500,000 due to added management expense as a result of SOX compliance cost, increased audit fees in Q2, and increased interest expense of $100,000 due to our recent $8M convertible debenture. Management has taken a proactive approach to meeting its Sarbanes Oxley responsibilities and has set up internal teams to deal with different aspects of these rules. This has resulted in higher management expenses, but management believes it may recoup part of these costs through higher efficiencies generated through the Sarbanes Oxley process.

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With the rapid growth in the Company’s business over the last couple of years, management is now building the groundwork and infrastructure to meet the challenges of being a larger company. Part of that means an investment in talent, and an emphasis on systems and control while retaining a high degree of flexibility to capture opportunities.

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The Company continues to pursue high-quality businesses in its area of expertise that will drive long-term growth and profitability. While there are many potential acquisition candidates, the Company continues to focus its efforts on acquisitions that it believes will generate long-term shareholder value. In executing this strategy, the Company has seen continued profitability in the following acquired subsidiaries: Epro, ChinaGoHi (Lion Zone), Linkhead, Smartime, Clickcom and Guangzhou 3G,

●	Became Nokia’s sole authorized service provider for Nokia’s online store in China.
●	Steady revenue gains at Company’s advertising subsidiary.
●	Will continue to leverage our operating strength in the future and are poised to benefit from long-term opportunities in our business segments..
●
Recently issued accounting guidance requires us to record quarterly changes in the fair value of our $8,000,000 convertible debentures issued in March. After an evaluation of several factors, we recorded a fair value change (gain) of $207,679.

●	Cash and cash equivalents were $5,935,000 as of June 30, 2006, compared to $9,579,000 at December 31, 2005.as the Company invested its cash to drive revenue and profit growth.
●	Equity per share of $3.25 and cash per share of $0.54 as of June 30, 2006, as compared to equity per share of $2.91 and cash per share of $0.9 as of December 31, 2005 respectively.
●
Quarterly revenues of $3,552,000, $5,517,000, and $8,914,000; and operating profit of $283,000, $1,130,000, and $208,000 were generated from the Company's three business units: (1) CRM Outsourcing Services, (2) Value Added Services (VAS) and (3) Telecom Distribution Services, respectively. This compares to revenues of $3,403,000, $4,744,000, and $4,055,000; and operating profit of $305,000, $1,086,000, and $118,000, respectively for Q2 2005.

●	Increasing operating margin reflects Company’s continuous shift from B2B services to B2C services.

2006 Business Outlook

Today, the Company reiterated its outlook for fiscal 2006:
●	Total revenues will be between $74 and $77 million.
●	Net income will be between $3.9 and $4.3 million, or about 39 to 43 cents per basic share.

For the third quarter:
●	Total revenues will be between $20 and $21 million.
●	Net income will be between $900,000 and $1,000,000, or about 9 to 10 cents per basic share.
●
PacificNet's strategy in 2006 is to capture market share and top-line growth in the VAS and CRM market in China while enhancing profit margins through integration of subsidiary operations and focusing on synergies..

●	The Company expects continued revenue and profit growth in 2006 through organic growth and accretive acquisitions in the VAS, IVR and CRM market in China.

For the fourth quarter:
●	Total revenues will be between $22 and $23 million.
●	Net income will be between $1,000,000 and $1,300,000, or about 10 to 13 cents per basic share.

Tony Tong, Chairman and CEO of PacificNet, stated, "The growing number of banking and financial services companies selecting us to enhance customer service operations reflects the evolving and increasingly competitive nature of the financial services industry in China. Today, consumers choose a provider in China not solely based upon price, but upon a number of factors including CRM service, loyalty, and retention programs. This trend has created the demand for and deployment of large scale customer contact centers. We believe that the CRM contact center has emerged as a major new competitive advantage for market leaders in China. To become a market leader in China, whether as a product or service provider, a company has no choice but to devote extensive resources to CRM and customer service. With over 15 years as a leading provider and the experience in CRM and contact center management in Hong Kong and China, we believe PacificNet is well positioned to capture a significant share of this rapidly growing market."

"In the last three years, PacificNet has acquired or invested in 10 companies focusing on serving China's CRM, IVR, and e-commerce markets, including Epro (Call Center), ChinaGoHi (DRTV Telemarketing), Linkhead (IVR), Guangzhou3G (VAS), Clickcom (VAS), Wanrong (VAS), Soluteck (Software Outsourcing, BPO), iMobile (Telecom E-commerce), and Take1 (Telecom Kiosk). With this expansion has come the need for a new centralized headquarters and we believe our new location in Beijing will meet our needs now and into the future."

"With the 2008 Beijing Olympic Games drawing near, there will be tremendous changes taking place in Beijing. We are now moving to our new Beijing headquarters and I'm very pleased to see this step forward. With China's huge domestic market, high growth economy, and soaring demand for CRM and other voice related VAS services, we believe that this move will help sustain the growth of the company. The San Yuan Qiao District in Beijing is situated in a bustling central business district and is convenient and very conducive to our operations. We have aimed to create a comfortable working environment for our employees to enhance job performance. The company will make the most of available resources to realize our business expansion and future development in China. We have grown the company into a 2,300-employee organization with a presence in Hong Kong, 26 provinces in mainland China, and in the US. We will continue to execute on our strategy of capturing market share and revenue growth through organic growth, accretive acquisitions, and synergistic value creation. We believe that our fundamentals are stronger than ever and that market opportunities for sustainable growth and profitability in China's CRM, IVR, and e-commerce sectors are vast."

Q2 2006 Business Highlights, Important Developments and Acquisitions

* Provision of Online E-Commerce Distribution for Mobile Phones, Software and Accessories in China

On May 23, 2006, PacificNet announced that its subsidiary PacificNet iMobile has become the sole authorized service provider of Nokia for its official Nokia Online Store (http://www.shop.nokia.com.cn) in China. Nokia's Online Store is an online shopping platform granted by Nokia Corporation and operated by PacificNet iMobile. It was developed to provide an extraordinary one-stop shopping experience for Chinese consumers.

In the cities with distribution centers, logistics personnel will deliver the goods door-to-door for free within three business days while in other regions without distribution centers, EMS will be used and no fees will be charged. In most cases, the goods will be shipped the day after payment receipt and will reach the customer within 3-5 days. iMobile's customer service is just a phone call away and will help solve any problems encountered on site.

* Provision of Mobile Value-Added Services for the Leading Beauty Pageant in China

On June 01, 2006, PacificNet announced that its subsidiary, PacificNet Guangzhou 3G, has formed a strategic alliance with Guangzhou TV Station to provide innovative media and value-added mobile services for the "14th Annual City Beauties Pageant and 2006 Rejoice Contest" (http://beauty.gztv.com , and http://www.citybeauty.cn). Launched in 1988, the "City Beauties Pageant" has become one of the most renowned beauty contests in China with wide publicity as it is now also co- sponsored and distributed by China's leading television stations including Chengdu TV, Wuhan TV, Kunming TV, Shenyang TV, Xian TV, Hefei TV, Changchun TV, Jinan TV, and Hangzhou TV with special product sponsorship by Procter & Gamble's Rejoice Brand (www.rejoice.com.cn). The "City Beauties Pageant" has become one of the most popular contests in China comparable to the "Miss America" pageant and similar to the "American Idol" competition.

Beginning in Q1 2006, the Company has streamlined its reporting procedures by requiring all accounting groups within each subsidiary, including the tax, treasury, financial planning and analysis groups, to report directly to their respective accounting group at the Company’s financial accounting headquarters in Shenzhen, China. Each accounting group in Shenzhen is now responsible for overseeing the reporting results delivered for each subsidiary within their group to ensure that material transactions and financial disclosures provided by such group are accurate, complete and correct and do not contain any material misstatements or omit material information

The Company plans to expand the size of its internal audit group and has decided to retain an outside independent consulting firm with relevant accounting, experience. In connection with this expansion the Company will give the internal audit group added responsibility to monitor its wholly owned subsidiaries and partially owned subsidiaries and joint venture operations through reviews and audits at such locations a minimum of three times a quarter. The Company has found that this new responsibility of the internal audit group is critical upon each new acquisition, as the newly acquired subsidiary must quickly become familiar with the Company’s policies and procedures for processing, summarizing, reporting and disclosing material information and ensuring that financial information about the new subsidiary is properly accounted for, and communicated to management.

PacificNet's management team will host a conference call at 8:00 am Eastern Time on Monday, August 14, 2006, to discuss its second quarter results and its outlook for the remainder of 2006. The conference call is open to the public and may be accessed by calling (888) 850-5066 or (206) 315-8587 and entering conference entry code: 877448, followed by the # key. For those unable to attend the conference call live, an archive of the call will be available for 30 days. The replay numbers are 1-800-207-7077 or (314) 255-1301. Please use PIN number: 4990.

About PacificNet

PacificNet Inc. (http://www.PacificNet.com), through its subsidiaries, invests in and operates companies that provide outsourcing and Value-Added Services (VAS) in China, such as call centers, telemarketing, direct response television (DRTV) marketing, CRM, interactive voice response (IVR), mobile applications, and communications product distribution services. PacificNet's clients include the leading telecos, banks, insurance, travel, marketing, and business services companies, and telecom consumers, in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, and Hong Kong Government. PacificNet employs over 2,300 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, and branch offices in 26 provinces in China, and is headquartered in Minneapolis USA and Hong Kong.

PacificNet's operations can be classified into the following three main business units:

Group 1.  Outsourcing Services: including Business Process Outsourcing (BPO), call center, IT Outsourcing (ITO), and software development services. PacificNet's Outsourcing Services Group includes the following subsidiaries:

PacificNet Solutions (aka Smartime or Soluteck Shenzhen) is a leading provider of outsourcing services including software development, R&D, and project management services in China. PacificNet Solutions employs over 280 staff and provides outsourcing services to leading telecom, banking, and financial services companies including Huawei, IBM, and Bank of East Asia.

PacificNet Epro (www.EproTel.com.hk) is the industry leader and leading provider of outsourced call center, telemarketing, CRM, SMS, Interactive Voice Response (IVR), and other Value-Added telecom Services (VAS) with over 13 years of field experience in Greater China. Epro Telecom's business consists of the following three major categories:

(1). Outsourced Call Center Services: Epro's ISO 9001 certified outsourcing contact center hosts over 1000 workstations staffed by 600 agents and provides 24x7x365 multi-lingual inbound and outbound services.
(2). Training and Consulting Services: The Epro Call Center Training Institute (ECCTI) is a leading provider of contact center management consulting and training services that help clients maximize the return on investment in their CRM operations.
(3). Call Center Management Software Products and Solutions: Epro's software products include: WISE-xb Call Center agent performance, management, and reporting software, Automatic Call Distribution (ACD) System, UMS, and SMS.

Group 2. Value-Added Telecom Services (VAS): including Interactive Voice Response (IVR), SMS, and related VAS. PacificNet's VAS Group includes the following subsidiaries:

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ChinaGoHi provides infomercial marketing services, telemarketing services, and financial advisory services in China. ChinaGoHi produces Direct Response Television (DRTV) infomercials aired on satellite and cable TV, provides informational web portals, and subscription-based value added services including internet email, Short Message Services (SMS), mobile WAP services, and Interactive voice Response (IVR) services via fixed and mobile phones.

Linkhead is a value-added reseller and provider of VAS, such as IVR system development and integration, SMS, and voice-portal services and is a channel partner of NMS Communications system hardware, a leading provider of communications technologies.

●
Clickcom-WOFE, and its affiliated company Dianxun-DE, directly offer a wide variety of wireless internet services to China’s telecom operators including SMS and Wireless Application Protocol (WAP), which allows users to access information instantly via handheld wireless devices and Java mobile applications.

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Guangzhou3G-WOFE is one of the largest value-added telecom and information services providers in China with both voice (IVR and call center) and data (SMS, MMS, WAP, JAVA, GPRS) connection to the four major telecom operators: China Mobile, China Unicom, China Telecom, and China Netcom, covering both mobile and fixed-line networks.

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iPACT International Investment Limited provides the “iPACT” franchise program. The iPACT program gives local providers of VAS services products with national brand name recognition. PacificNet provides all of the hardware, software, applications, and content for VAS including a variety of IVR and other wireless and fixed-line VAS content to qualified VAS-Alliance partners on a profit sharing basis. iPACT's VAS content includes video, audio, color ring back tone (CRBT) services, and BackGround Music (BGM) services.

Group 3. Communication Products Distribution Services: including calling cards, GSM/CDMA/XiaoLingTong products, multimedia self-service Kiosks. This Group includes the following subsidiaries:

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PacificNet Communications Limited (referred to herein as “PacCom”), incorporated in Hong Kong, is a wholly owned subsidiary of PacificNet that specializes in telecom products distribution, trading, and related services in Hong Kong and Greater China.

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iMobile is a leading internet information portal and e-commerce distributor of mobile phones, mobile phone accessories, and mobile related value-added services in China. iMobile operates its e-commerce business via two internet portals, "http://www.iMobile.com.cn" and "http://www.18900.com," in addition to a WAP portal "17wap.com" for mobile phone browsing. iMobile's internet portal is a top ranked site in terms of traffic and has about 2.3 million registered online users and over 400,000 active users, with 5 million daily page views and 20,000 blog postings daily, which makes iMobile the top ranked site in its category in China. In addition, iMobile's 18900.com operation is the designated internet distributor of Motorola, Nokia, and NEC's mobile products in China. 18900.com is the leading internet e-commerce distributor of mobile products in China, providing internet, email, customer service centers, pre and post sale services, logistics, and cash-on-delivery (COD) services to consumers purchasing mobile phone related products in China. iMobile's 18900.com e-commerce operation combines both online internet services with its offline customer service network composed of a nationwide chain of logistics and customer service centers covering 21 provinces and 40 major cities in China.

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Shanghai Classic is a leading distributor of mobile communication products and accessories, telecom services (calling cards, mobile SIM cards, prepaid stored-value cards), and internet services for mobile phones.

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Take 1 Technologies (www.take1technologies.com , formerly know as CheerEra) is a leading designer, developer and manufacturer of interactive multimedia entertainment stations and self-service communication kiosk products, including photo and video entertainment booths, digital camera photo development stations, self-service karaoke Sing-Along / Act-Along kiosks, internet, MMS, ring-tone and mobile content download, payment and delivery stations for mobile phones, and other coin-operated kiosks and kiosk consumables.

Group 4. Other Business -other administrative, financial and investment services and non-core businesses such as PacificNet Power Limited (PacPower), etc.:

PacificNet Power Limited (PacPower) was founded in Hong Kong on January 10, 2005 as a subsidiary of PacificNet Limited with 51% ownership by PacificNet. Headquartered in Hong Kong, PacPower invests in, develops, markets, distributes, resells, and manufactures energy saving products for use in commercial, residential, and industrial settings. PacPower also engages in Energy Management Services (EMS), energy savings consultation, analysis and solutions implementation, outsourced energy management services, and Energy Savings Performance Contracts (ESPC). PacPower’s energy management services include electrical power management for lighting, air conditioning, elevators and escalators, buildings and roads, and energy related engineering services.

SEGMENT INFORMATION

The Company's reportable segments are operating units, which represent the operations of the Company's significant business operations. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes the Company's other insignificant services and corporate related items, and, as it relates to segment earnings (loss), income, and expense not allocated to reportable segments.

For the three months ended June 30, 2006	Group 1. Outsourcing Business ($)	Group 2. VAS Business ($)	Group 3. Communications Distribution Business ($)	Group 4. Other Business ($)	Total ($)
Revenues	3,552,000	5,517,000	8,914,000	1,347,000	19,330,000.
(% of Total Revenues)	18%	29%	46%	7%	(100%)
Earnings / (Loss) from Operations	283,000	1,130,000	208,000	-250,000	1,371,000
(% of Total Earnings)	21%	82%	15%	-18%	(100%)
Goodwill	3,543,000	11,616,000	1,529,000	-	16,688,000
Geographic Area	HK, PRC	PRC	HK, PRC	HK,PRC,USA

For the three months ended June 30, 2005	Group 1. Outsourcing Business ($)	Group 2. VAS Business ($)	Group 3. Communications Distribution Business ($)	Group 4. Other Business ($)	Total ($)
Revenues	3,403,000	4,744,000	4,055,000	78,000	12,280,000
(% of Total Revenues)	28%	39%	33%	1%	100%
Earnings / (Loss) from Operations	305,000	1,086,000	118,000	-317,000	1,192,000
(% of Total Earnings)	26%	91%	10%	-27%	100%
Goodwill	3,543,000	8,005,000	1,100,000	-	12,648,000
Geographic Area	HK, PRC	PRC	HK, PRC	HK,PRC,USA

Product and service revenues classified by major geographic areas are as follows (in US$):

For the three months ended June 30, 2006	Hong Kong	PRC	United States	Total
Product revenues	8,546,000	2,972,000	-	11,518,000
Service revenues	3,504,000	4,308,000	-	7,812,000

For the three months ended June 30, 2005	Hong Kong	PRC	United States	Total
Product revenues	4,085,000	2,136,000	-	6,221,000
Service revenues	2,452,000	3,607,000	-	6,059,000

PACIFICNET INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except par values and share numbers)

	June 30,2006 (Unaudited)	December 31,2005 (Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,935	$9,579
Restricted cash - pledged bank deposit	230	1,652
Accounts receivables	16,112	5,998
Inventories	2,368	1,836
Loan receivable from related parties	4,753	2,520
Loan receivable from third parties	1,010	1,572
Other current assets	8,444	7,973
Total Current Assets	38,852	31,130

Property and equipment, net	8,361	4,300
Investments in affiliated companies and subsidiaries	463	410
Marketable equity securities - available for sale	539	539
Goodwill	16,688	14,227
Other assets - debt issuance costs (net)	957	-
TOTAL ASSETS	$65,860	$50,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank line of Credit	889	1,060
Bank loans-current portion	401	188
Capital lease obligations - current portion	88	126
Accounts payable	4,101	3,186
Accrued expenses and other payables	2,558	4,620
Income tax payable	33	296
Subscription payable	390	775
Loan payable to related party	570	369
Total Current Liabilities	9,030	10,620
Long-term liabilities:
Bank loans - non current portion	1,498	6
Capital lease obligations - non current portion	43	78
Convertible Debenture
Warrant Liability	615
Compound Embedded Derivatives Liability	7,177
Total long-term liabilities	9,333	84
Total liabilities	18,363	10,704

Minority interest in consolidated subsidiaries	11,898	8,714
Commitments and contingencies
Stockholders' Equity:
Preferred stock, par value $0.0001, Authorized - 5,000,000 shares
Issued and outstanding - none	--	--
Common stock, par value $0.0001, Authorized - 125,000,000 shares Issued and outstanding:
June 30, 2006 - 13,483,497 shares issued, 11,369,336 outstanding
December 31, 2005 - 12,000,687 issued, 10,831,024 outstanding	1	1
Treasury stock, at cost (2006 Q2: 2,114,161 shares, 2005: 1,169,663 shares)	(243)	(119)
Additional paid-in capital	60,678	57,690
Cumulative other comprehensive income (loss)	399	247
Accumulated deficit	(24,714)	(26,587)
Less stock subscription receivable	(522)	(44)
Total Stockholders' Equity	35,599	31,188
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$65,860	$50,606

PACIFICNET INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited. In thousands of United States dollars, except earnings per share and share amounts)

	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30
	2006	2005 (as restated)	2006	2005 (as restated)
Revenues	$19,330	$12,280	$34,364	$21,492
Services	7,812	6,060	16,700	9,324
Product sales	11,518	6,220	17,664	12,168
Cost of revenues	(14,407)	(9,613)	(22,960)	(17,127)
Services	(4,027)	(3,880)	(7,283)	(6,201)
Product sales	(10,380)	(5,733)	(15,677)	(10,926)
Gross margin	4,923	2,667	11,404	4,365

Selling, general and administrative expenses	(3,177)	(1,376)	(7,500)	(2,257)
Depreciation and amortization	(161)	(99)	(219)	(142)
Interest expense	(214)	-	(302)	-
EARNINGS FROM OPERATIONS	1,371	1,192	3,383	1,966

Interest income	49	-	81	-
Change in fair value of derivatives	208		208
Sundry income	161	313	286	406
Earnings before Income Taxes and Minority Interest	1,789	1,505	3,958	2,372

Provision for income taxes	(85)	(37)	(200)	(64)
Share of earnings of associated companies	52	12	49	4
Minority interests	(804)	(887)	(1,934)	(1,304)
Net Earnings Available to Common Stockholders	$952	$593	$1,873	$1,008
BASIC EARNINGS PER SHARE	$0.09	$0.06	$0.17	$0.10
DILUTED EARNINGS PER SHARE	$0.08	$0.06	$0.16	$0.10

Safe Harbor Statement

This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:

PacificNet USA office: Jacob Lakhany, Tel: +1-605-229-6678
PacificNet Beijing office: Ada Yu, Tel: +86 (10) 59225000
23/F, Tower A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028